SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

ES Bancshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2010

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of ES Bancshares, Inc., I cordially invite you to attend the 2010 Annual Meeting of Stockholders. The meeting will be held at our New Paltz branch office located at 275 Main Street, New Paltz, New York 12561, at 4:00 p.m., local time, on Thursday, May 6, 2010.

An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the election of four directors and the ratification of the appointment of our independent registered public auditing firm for the year ending December 31, 2010. Your Board of Directors unanimously recommends that you vote FOR each of the nominees named in the enclosed proxy statement and FOR the ratification of the appointment of our independent registered public auditing firm.

In addition to the annual stockholder vote on corporate business items, the meeting will include management’s report to you on our 2009 financial and operating performance. Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2009, which contains detailed information concerning our activities and operating performance.

I encourage you to attend the meeting in person. Whether or not you attend the meeting, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save ES Bancshares, Inc. additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

Thank you for your attention to this important matter.

Sincerely,

Anthony P. Costa
Chairman of the Board and Co-Chief Executive Officer

ES BANCSHARES, INC.

68 North Plank Road

Newburgh, New York 12550

(845) 561-0003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 6, 2010

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of ES Bancshares, Inc. will be held at our New Paltz branch office located at 275 Main Street, New Paltz, New York 12561, at 4:00 p.m., local time, on Thursday, May 6, 2010.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of four directors of ES Bancshares, Inc.;

2.	The ratification of the appointment of Crowe Horwath LLP as our independent registered public auditing firm for the year ending December 31, 2010;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing items at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 31, 2010 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

Our proxy statement, Annual Report on Form 10-K and proxy card are available on www.esbna.com.

BY ORDER OF THE BOARD OF DIRECTORS

Anthony P. Costa
Chairman of the Board and Co-Chief Executive Officer

Newburgh, New York

April 9, 2010

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE ES BANCSHARES, INC. THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

ES BANCSHARES, INC.

68 North Plank Road

Newburgh, New York 12550

(845) 561-0003

ANNUAL MEETING OF STOCKHOLDERS

May 6, 2010

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of ES Bancshares, Inc., of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) which will be held at our New Paltz branch office located at 275 Main Street, New Paltz, New York 12561, at 4:00 p.m., on Thursday, May 6, 2010, and all adjournments and postponements of the Meeting. This Proxy Statement is dated April 9, 2010 and is first being mailed to stockholders on or about April 10, 2010.

At the Meeting, our stockholders are being asked to consider and vote upon (i) the election of four directors and (ii) the ratification of the appointment of Crowe Horwath LLP as our independent registered public auditing firm for the year ending December 31, 2010.

Vote Required and Proxy Information

All shares of our common stock, par value $0.01 per share (the “Common Stock”), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the election of the nominees named herein and for the ratification of the appointment of Crowe Horwath LLP as our independent registered public auditing firm. We do not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such matters in accordance with their best judgment.

The proxy card provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees. Directors are elected by a plurality of votes cast without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees is withheld. Stockholders do not have cumulative voting rights with respect to the election of directors.

The proxy card provided by the Board of Directors enables a stockholder to (i) vote “FOR” the proposal to ratify the appointment of Crowe Horwath LLP as our independent registered public auditing firm, (ii) vote “AGAINST” such proposal, or (iii) “ABSTAIN” from voting on such proposal. An affirmative vote of the holders of a majority of the shares of Common Stock cast at the Meeting on the proposal is required to ratify the appointment of the independent registered public auditing firm. Shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes will not be counted as votes cast and will have no effect on the vote on the proposal.

The holders of a majority of the outstanding shares of the Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain, withheld votes and broker non-votes will be counted for purposes of determining a quorum.

If you plan to attend the Meeting and wish to vote in person, we will give you a ballot at the Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring appropriate documents from the nominee indicating that you were the beneficial owner of common stock and authorizing you to vote the shares on March 31, 2010, the record date for voting at the annual meeting, and stating the number of shares held by the nominee on your behalf.

A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with our Secretary at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to our Secretary at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to: Peggy Edwards, Corporate Secretary, ES Bancshares, Inc., 68 North Plank Road, Newburgh, New York, 12550.

In the event at the time of the Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by our Board of Directors.

Voting Securities and Certain Holders Thereof

Stockholders of record as of the close of business on March 31, 2010 will be entitled to one vote for each share of Common Stock then held.

PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors is presently comprised of 13 members. Our board of directors is divided into three classes. Each class is as nearly equal in numbers as possible. Directors Peter B. Ferrante and William W. Davenport are retiring as members of the board of directors, effective as of the Annual Meeting date, and as of that date, our board will be reduced to eleven (11) members. At the meeting, four persons will be elected to serve for a three-year term or until their respective successors have been elected and qualified.

The following table sets forth certain information regarding our Board of Directors and executive officers, including their terms of office and the shares of common stock beneficially owned at the record date for voting at the annual meeting, and the nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute or substitutes as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

There are no persons known by management to beneficially own more than five percent of our Common Stock.

Name(1)	Age(2)	Position(s) Held	Director Since	Term to Expire		Shares of Common Stock Beneficially Owned at March 31, 2010(3)	Percent of Class
NOMINEES

Andrew G. Finklestein	44	Director	2004	2010		47,750	2.3%

Gale L. Foster	56	Director	2004	2010		20,000	1.0%

Thomas D. Weddell	53	Director	2006	2010		18,181	*

David N. Mesches, M.D.	75	Director	2004	2010	(4)	30,900	1.5%

DIRECTORS REMAINING IN OFFICE

Anthony P. Costa	69	Chairman of the Board, Co-Chief Executive Officer	2004	2011		88,738	4.2%

Philip Guarnieri	52	President, Co-Chief Executive Officer and Director	2004	2011		99,798	4.8%

David Freer, Jr.	70	Director	2004	2011		29,498	1.4%

Harold L. Kahn	71	Director	2004	2012		33,000	1.6%

Michael P. Ostrow	59	Director	2004	2012		16,700	*

Albert J. Pagano	73	Director	2004	2012		66,498	3.2%

Peter J. Savago	79	Director	2004	2012		15,000	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas Sperzel	37	Senior Vice President and Chief Financial Officer	N/A	N/A		15,000	*

Thomas DiMaio	47	Senior Vice President and Chief Credit Officer	N/A	N/A		—	*

Joseph Macchia	58	Senior Vice President, Retail Banking/Operations	N/A	N/A		7,700	*

All Directors and Executive Officers as a Group (14 persons)							22.4%

(1)	The address of each person is ES Bancshares, Inc., 68 North Plank Road, Newburgh, New York 12550.
(2)	At March 31, 2010.
(3)

For each director other than Directors Costa and Guarnieri, includes 5,000 options under our Stock Option Plan which are currently exercisable or will be exercisable within 60 days of March 31, 2010. For Directors Costa and Guarnieri, includes 30,000 and 27,500 options, respectively, which are currently exercisable or will be exercisable within 60 days of March 31, 2010. For Officer Macchia, includes 6,000 options,, that are currently exercisable or will be exercisable within 60 days of March 31, 2010. Also includes shares held directly as well as shares held in retirement accounts, held by certain members of the named individual’s families, or held by trusts of which the named individual is a trustee or substantial beneficiary with respect to whose shares the named individual may be deemed to have sole or shared voting and/or dispositive powers.

(4)

Director Mesches was elected at the 2009 Annual Meeting to a three-year term. In an effort to make the classes of directors as nearly as equal as possible, director Mesches had been nominated for a three-year term and to join the Class of Directors with terms expiring in 2013.

*	Less than 1%.

Directors

The business experience of each director for at least the past five years is set forth below. All directors have held their positions at least five years, except as otherwise indicated.

Anthony P. Costa is Chairman of the Board and Co-Chief Executive Officer. Prior to 2004, Mr. Costa served as President and Chief Executive Officer of Atlantic States Financial, a risk management and assessment company, and Atlantic States Mortgage Corp., a licensed mortgage bank. From 1990 to 1994, Mr. Costa served as President and Chief Operation Officer of First Inter-Bancorp, Inc., a thrift holding company.

Mr. Costa has over 40 years of banking experience and his experience as Chief Executive Officer of two thrifts, one commercial bank and one mortgage bank provide the Board with invaluable expertise in the operations of the Company and Empire State Bank. Additionally, Mr. Costa’s local contacts with customers and businesses provides the Board with valuable perspective as to the operations of the Company and with respect to business generation and product offerings.

Philip Guarnieri is President and Co-Chief Executive Officer. From 2002 to 2004, Mr. Guarnieri served as Chief Operating Officer and stockholder of Atlantic States Mortgage Corp. From 1996 to 2002, Mr. Guarnieri served as Senior Vice President and Chief Lending Officer of Yonkers Financial Corporation, a thrift institution holding company located in Yonkers, New York. Mr. Guarnieri has over 30 years of experience in banking.

Mr. Guarnieri’s significant banking experience, particularly in the lending area, and his participation in the financial industry trade associations provides the Board with a perspective on the day to day operations of the Company and of Empire State Bank and assists the Board in assessing the trends and developments in the financial institutions industry on a local and national basis.

Andrew G. Finklestein, Esq. is Managing Partner of Finklestein & Partners, a law firm based in Newburgh, New York. As manager of a significant business, Mr. Finkelstein has significant insight into business operations and the local business climate. In addition, Mr. Finkelstein’s legal experience provides the Board with insight on legal matters involving the Company, and his local contacts with customers and businesses assists the Company with business generation.

Gale L. Foster, Esq. is a practicing attorney in New Paltz, New York. Ms. Fosters represents local businesses and individuals, and her legal experience provides the Board with insight on legal matters involving the Company. Additionally, Ms. Foster’s contacts with customers and businesses assist the Company with business generation.

David Freer, Jr. is a Member/Principal of A&M LLC, a financial service company in Middletown and Newburgh, New York. Mr. Freer’s significant investing experience assists the Board in analyzing financial transactions and assessing securities investment and asset management strategies. Additionally, Mr. Freer’s contacts in the local community assist the Company with business generation.

Harold L. Kahn is President and Chief Executive Officer of Kahn Properties, a licensed real estate brokerage and real estate management company located in Newburgh, New York. Mr. Kahn’s experience as a local real estate manager and broker provides the Board with assistance in assessing local real estate values, trends and developments and in identifying potential new lending customers and assessing the relative risk of projects and properties securing loans made by the Company and Empire State Bank.

David N. Mesches, M.D. is retired from being a physician and Chairman of the Board and Founder of the Mid Hudson Family Health Institute, New Paltz, New York. Dr. Mesches currently serves as a consultant to the Institute for Family Health, New York, New York. Dr. Mesches’s experience in founding and managing a significant corporate enterprise provide the Board with assistance in evaluating strategic decisions for the Company.

Michael P. Ostrow is President of Friendly Motor Cars, Wappingers Falls, New York and President of Danbury Motors, Danbury, Connecticut. Mr. Ostrow’s experience as a local business owner and operator provides the board with insight into the financial and other challenges of small businesses.

Albert J. Pagano is retired from being the Business Manager and Secretary/Treasurer for the Labors Union, Local 104, Marlboro, New York. Mr. Pagano’s experience as an executive of a local union, his knowledge of the local municipalities and contacts with local community leaders and politicians provides the Board with insight into dealing with such municipalities and assists the Board in assessing local government actions which may affect the Company and Empire State Bank.

Peter J. Savago is retired from being the Founder of Peter J. Savago, Inc. Insurance, New Paltz, New York. Mr. Savago’s significant contacts in the local community assist the Company with business generation.

Thomas D. Weddell is a Business Development Consultant, Certified Public Accountant and Managing Partner for Vanacore, DeBenedictus, DiGovanni & Weddell, a certified public accounting firm located in Newburgh, New York. Mr. Weddell has significant expertise and background with regard to accounting matters, the application of generally accepted accounting principles and matters of business finance and business transactions. Mr. Weddell’s professional and business experience provides the Board with valuable insight into the accounting and public reporting issues faced by the Company and in assessing strategic transactions involving the Company.

Executive Officers Who are Not Directors

The principal occupation during the past five years of each of our executive officers (other than Mr. Costa and Mr. Guarnieri) is set forth below.

Thomas Sperzel is our Senior Vice President and Chief Financial Officer. From February 2009 until June 2009, Mr. Sperzel served as Controller of Carver Federal Savings Bank, a federal savings bank headquartered in New York, New York. From 2007 until January 2009, Mr. Sperzel served as Director of Finance for Robert Martin Company LLC, a real estate development and venture capital firm based in Elmsford, New York, and prior to this, from 2001 until 2007, Mr. Sperzel served as Vice President, Controller of City and Suburban Federal Savings Bank, a federal savings bank headquartered in Yonkers, New York.

Thomas DiMaio is our Senior Vice President and Chief Credit Officer. From November 2008 until November 2009, Mr. DiMaio served as Vice President of Commercial Lending at Community’s Bank, a state chartered commercial bank headquartered in Bridgeport, Connecticut. From 2006 until 2008 Mr. DiMaio served as Executive Vice President and Chief Credit Officer of Harbor Bank & Trust (in organization), a state chartered commercial bank headquartered in Southport, Connecticut. From 2004 until 2006 Mr. DiMaio served as Senior Vice President and Regional Manager of Hana Financial Inc., an independent commercial finance company headquartered in Los Angeles, California. Mr. DiMaio also served nine years with the Connecticut State Banking Department as an examiner.

Joseph Macchia is our Senior Vice President, Retail Banking/Operations. Mr. Macchia served as Senior Vice President and Chief Operating Officer of Sleepy Hollow Bank in Sleepy Hollow, New York from 2002 until 2006.

Board Independence

Our Board of Directors has determined that all of our directors other than Chairman and Co-Chief Executive Officer Costa and President and Co-Chief Executive Officer Guarnieri are “independent” within the meaning of the NASDAQ Stock Market corporate governance listing standards.

Board Leadership Structure

Our Board of Directors is chaired by Anthony P. Costa who is also our Co-Chief Executive Officer along with Philip Guarnieri. We do not have a lead independent director. We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization. As co-chief executive officer of our organization, we believe Mr. Costa is in a better position than any other director to understand the challenges faced by our organization. As a result, he can recommend solutions and prioritize the agenda for Board action. However, because we have Mr. Guarnieri serving as a co-chief executive officer, we believe we have minimized the theoretical risk that an inside Chairman of the Board could manage the Board agenda to limit the consideration of important issues relating to management. Additionally, pursuant to Nasdaq listing rules, which we choose to follow and as a measure of best corporate practice, the Audit Committee, Compensation and Personnel Committee and Nominating Committee are comprised and chaired solely by independent directors.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board of Directors’ Meetings and Committees

Meetings of our Board of Directors are generally held on a monthly basis. The Board of Directors held thirteen meetings during the year ended December 31, 2009. No member of the Board or any Board committee attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

The Board of Directors has standing Audit and Governance/Nominating Committees, and additionally, the Board of Directors of Empire State Bank has standing Executive and Compensation Committees.

Executive Committee

The Executive Committee is comprised of Directors Costa, Davenport, Ferrante, Freer, Guarnieri and Mesches. Directors Davenport and Ferrante are retiring from the Board effective as of the date of the Annual Meeting. The Executive Committee has and exercises all of the powers of the Board of Directors when such powers are required between meetings of the Board of Directors. The Executive Committee met five times in 2009.

Audit Committee

The Audit Committee is comprised of Directors Foster, Mesches, Savago and Weddell. Each member of the Audit Committee is “independent” as defined in the NASDAQ Stock Market corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that director Weddell qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Our Board of Directors has adopted a written charter for the Audit Committee, which was attached to the proxy statement for the year ended December 31, 2006 and is available on our website at www.esbna.com. The Audit Committee met six times during the year ended December 31, 2009.

Report of the Audit Committee

Our management is primarily responsible for our financial reporting and internal and disclosure controls. In addition, the Audit Committee is responsible for the relationship between our independent auditor and us. The Audit Committee also receives reports with respect to our financial reporting, internal control over financial reporting and disclosure controls and reviews our unaudited interim financial statements and audited year end financial statements. Finally, the Audit Committee maintains a procedure for confidential employee complaints regarding accounting matters.

The Audit Committee met six times during the year ended December 31, 2009. During these and subsequent meetings:

•	Management represented to the Audit Committee that our consolidated financial statements for the year ended December 31, 2009 were prepared in accordance with generally accepted accounting principles.

•	The Audit Committee reviewed and discussed such consolidated financial statements with management and the independent auditor.

•

The Audit Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, including the quality (not just the acceptability) of the relevant accounting principles, the reasonableness of the significant judgments, and the clarity of the included disclosures.

•

The Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

•	The Audit Committee met with the independent auditor (with and without management present) to discuss the results of its examination and the overall quality of our financial reporting.

In performing these functions, the Audit Committee acted only in an oversight capacity. In this oversight role, the Audit Committee relied on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and on the independent auditor which, in its report, expressed an opinion on the conformity of our financial statements to generally accepted principles. The Audit Committee’s oversight did not provide it with an independent basis to determine whether management maintained appropriate accounting and financial accounting standards and complied with applicable laws and regulations. Furthermore, the Audit Committee’s review and discussions with management and the independent auditor did not assure that our financial statements were audited in accordance with generally accepted auditing standards or that our independent auditor was in fact “independent.”

In reliance on the above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of Crowe Horwath LLP as our independent registered public auditing firm for the year ending December 31, 2010.

Gail L. Foster        David N. Mesches        Peter T. Savago        Thomas D. Weddell

Governance/Nominating Committee

The Governance/Nominating Committee consists of Directors Ostrow, Finklestein and Savago. Each member of the Governance/Nominating Committee is considered “independent” as defined in the NASDAQ Stock Market corporate governance listing standards. Our Board of Directors has adopted a written charter for the Governance/Nominating Committee, which was attached to the proxy statement for the year ended December 31, 2006 and is available on our website at www.esbna.com. The Governance/Nominating Committee met two times during the year ended December 31, 2009.

The functions of the Governance/Nominating Committee include the following:

•	identifying for individuals qualified to become members of the Board of Directors and selecting director nominees to be presented for stockholder approval;

•	developing and recommending to the Board of Directors standards for the selection of individuals to be considered for election or re-election to the Board of Directors;

•	adopting procedures and considering the submission of recommendations by stockholders for nominees for the Board of Directors;

•

reviewing the structure and performance of the Board of Directors and its committees and making recommendations with respect to the Board of Directors and its committees, including size and composition; and

•	making recommendations regarding developing corporate governance guidelines.

The Governance/Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Accordingly, the Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Governance/Nominating Committee does not perceive a need to increase the size, or change the compensation, of the Board of Directors.

The Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so.

In evaluating director candidates, the Governance/Nominating Committee seeks persons who, at a minimum, satisfy the following criteria:

•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to ES Bancshares, Inc. and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ Stock Market corporate governance listing standards. Although the Governance/ Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Governance/Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further our role as a community-based financial institution.

Procedures for the Recommendation of Director Nominees by Stockholders. The Governance/Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Governance/Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 68 North Plank Road, Newburgh, New York 12550, Attention: Chairman, Governance/Nominating Committee. For a submission to be timely, the Chairman must receive it not less than 120 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting

The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•

the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of ES Bancshares, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Direct Stockholders’ Nominations. Under Article I, Section 6 of our Bylaws, stockholders may make director nominations. In order to assure that they are effective nominations for directors by stockholders, nominations must be made in writing and delivered to our Secretary not earlier than the close of business of the 120th day prior, and not later than the close of business of the 90th day prior, to the anniversary date of the previous year’s annual meeting date provided; however, that in the event that the annual meeting date is advanced more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, to be timely notice must be so received not earlier than the close of business of the 120th day prior to the date of such annual meeting and not later than the later of the close of business of the 90th day prior to the date of the annual meeting or the close of business on the tenth day following the day on which public notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is made.

Stockholder Communications with the Board. A stockholder of ES Bancshares, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at ES Bancshares, Inc., 68 North Plank Road, Newburgh, New York 12550 Attention: Chairman of the Board. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chairman will:

•	forward the communication to the director or directors to whom it is addressed;

•

attempt to handle the inquiry directly, or forward the communication for response by another employee of ES Bancshares, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our stockholder relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chairman shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Compensation Committee

The Compensation Committee is comprised of Directors Ostrow, Finkelstein and Savago, none of whom was an officer or employee of ES Bancshares, Inc. during the year ended December 31, 2009, or is a former officer of ES Bancshares, Inc. or Empire State Bank. Each member of the Compensation Committee is considered “independent” as defined in the NASDAQ Stock Market corporate governance standards. Our Board of Directors has adopted a written charter for the Compensation Committee, which was attached to the proxy statement for the year ended December 31, 2006 and is available on our website at www.esbna.com. The Compensation Committee met two times during the year ended December 31, 2009.

The role of the Compensation Committee is to review annually the performance and compensation levels of our executive officers and directors and recommend compensation, including salary, bonus, incentive and equity compensation of our executive officers and directors to the Board of Directors. Anthony P. Costa, our Chairman and Co-Chief Executive Officer, and Philip A. Guarnieri, our President and Co-Chief Executive Officer, do not participate in Compensation Committee discussions or recommendations relating to the determination of their compensation. The Compensation Committee also reviews and makes recommendations regarding certain of our other compensation policies, plans and programs. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions.

Our Compensation Committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with the financial performance of ES Bancshares, Inc. It is intended that our compensation strategy will enable us to attract, develop and retain talented executive officers who are capable of maximizing our performance for the benefit of the stockholders. The compensation program has two key elements of total direct compensation: base salary and long-term incentives. Another component of the compensation program is benefits, such as stock-based incentive plans.

While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the president, chief executive officer or other executive officers, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the long term goals regarding growth and profitability within the scope of our strategic objectives, the experience, expertise and management skills of the executive officers and their roles in our future success, as well as compensation surveys prepared by professional firms to determine compensation paid to executives performing similar duties for similarly sized institutions of a similar age. While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the president, chief executive officer and other executive officers. Rather, all factors were considered.

Base Salaries and Long Term Incentives. Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, the individual’s performance and contribution to our long-term goals, performance targets, our financial performance and other relevant factors.

In addition, the Compensation Committee believes that long-term incentives, specifically stock options and stock awards, should be a key component of our executive and director compensation programs. These incentives strongly align the rewards provided to executives with the value created for stockholders through stock price appreciation.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. Ten of our directors attended our 2009 Annual Meeting of Stockholders.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at www.esbna.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2009, no officer or director failed to file ownership reports on a timely basis for the year ended December 31, 2009.

Executive Compensation

The following table sets forth for the years ended December 31, 2009 and 2008 certain information as to the total compensation earned by Mr. Costa, who serves as Chairman and Co-Chief Executive Officer, Mr. Guarnieri, who serves as President and Co-Chief Executive Officer and Mr. Macchia who serves as Senior Vice President, Retail Banking/Operations (the “Named Executive Officers”)

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Option awards ($) (1)	All other compensation ($)		Total ($)
Anthony P. Costa, Chairman and Co-Chief Executive Officer	2009 2008	188,580 188,580	6,000 6,000	3,202 5,825	(2) (2)	197,783 200,405
Philip Guarnieri, President and Co-Chief Executive Officer	2009 2008	167,260 167,260	5,500 5,500	2,355 2,656	(3) (3)	174,615 175,416
Joseph Macchia, Senior Vice President, Retail Banking/Operations	2009 2008	110,000 110,000	2,000 2,000	6,309 6,250	(4) (4)	118,309 118,250

(1)	Reflects the amount expensed in accordance with Statement of Financial Accounting Standards No. 123(R) with respect to awards of stock options granted to each of the Named Executive Officers. For a discussion of the assumptions used to establish the valuation of the stock options reference is made to “Note 10 – Employee Benefit and Stock-Based Compensation Plans” included in the Audited Financial Statements filed as part of our Annual Report on Form 10-K for the years ended December 31, 2009 and 2008.
(2)	Includes $3,202 and $3,645 in life insurance premiums for 2009 and 2008, respectively, and $2,180 in personal use of an Empire State Bank-owned automobile for 2008.
(3)	Includes $788 and $803 in life insurance premiums and $ 1,564 and $1,853 in personal use of an Empire State Bank-owned automobile for 2009 and 2008, respectively.
(4)	Includes $310 and $250 in life insurance premiums and $ 6,000 and $ 6,000 in automobile allowance for 2009 and 2008, respectively.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2009 for the Named Executive Officers.

	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Anthony P. Costa,	30,000	—	10.50	10/19/14
Chairman and Chief
Executive Officer

Philip Guarnieri,	27,500	—	10.50	10/19/14
President and Chief
Operating Officer

Joseph Macchia, Senior	6,000	4,000	10.50	1/23/17
Vice President, Retail
Banking/Operations

Director Compensation

In 2009, each non-employee director received an annual retainer fee in the amount of $6,000, and non-employee directors who serve on the loan committee received an additional annual retainer in the amount of $2,000.

Employment Agreements

On December 29, 2008, ES Bancshares, Inc. and Empire State Bank each entered into new employment agreements with Anthony P. Costa, Philip Guarnieri and Joseph L. Macchia. The employment agreements supersede and replace the prior employment agreements entered into with these executives. The continued success of ES Bancshares, Inc. and Empire State Bank depends to a significant degree on the skills and competence of these executives.

The employment agreements with ES Bancshares, Inc. and Empire State Bank are substantially identical and any payments to an executive pursuant to the ES Bancshares, Inc. employment agreement and the Empire State Bank employment agreement will be allocated in proportion to the level of activity and the time expended on such activities by the executives as determined by ES Bancshares, Inc. and Empire State Bank in order to avoid any duplication of payment.

The term of the employment agreements are three years for Messrs. Costa and Guarnieri and two years for Mr. Macchia. The terms of the employment agreements extend annually unless written notice of non-renewal is given by the boards of directors of ES Bancshares, Inc., Empire State Bank or the executive. The employment agreements provide that the executive’s base salary will be reviewed annually. The current base salaries for Messrs. Costa, Guarnieri and Macchia are $ 188,580, $ 167,260 and $ 110,000, respectively. In addition to base salary, the employment agreements provide for, among other things, participation in employee benefit plans. Under the terms of the employment agreements, each executive is entitled to cash severance payments and continued life, health and dental coverage in the event his employment is terminated: (i) without Just Cause (as defined in the employment agreements); (ii) with Good Reason (as defined in the employment agreements); (iii) as a result of the executive becoming disabled; or (iv) following a change in control. If an executive terminates employment for reasons other than a change in control or Good Reason, and receives severance benefits, he must adhere to a one-year non-competition agreement.

The employment agreements provide for termination for Just Cause (as defined in the employment agreements) at any time. If an executive is terminated for Just Cause he is entitled only to his wages earned as of his termination date, along with any vested benefits under the Empire State Bank tax-qualified plans. If ES Bancshares, Inc. or Empire State choose to terminate Messrs. Costa, Guarnieri or Macchia’s employment for reasons other than for Just Cause, or if an executive resigns under circumstances that would constitute Good Reason under his employment agreement, the executive would be entitled to receive a lump sum cash severance amount equal to three times the sum of the average base salary paid to the executive and bonuses earned by the executive in the prior three years plus a lump sum cash severance payment equal to the present value of the contributions that would have been made on the executive’s behalf to Empire State Bank’s benefit plans as if the executive had worked for the remaining term of the employment agreement. In addition, ES Bancshares, Inc. or Empire State Bank (as applicable) would provide, at no cost to the executive, continued life, health, and dental coverage for the remaining term of the employment agreement.

If Messrs. Costa, Guarnieri or Macchia are involuntarily terminated within eighteen months following a change in control, or if an executive voluntarily terminates employment within eighteen months following a change in control for Good Reason, the executives would be entitled to receive a lump sum cash severance payment equal to three times the sum of the executive’s base salary plus the highest bonus paid to the executive during the prior three years plus a lump sum cash severance payment equal to the present value of the contributions that would have been made on the executive’s behalf to Empire State Bank’s benefit plans as if the executive had working for the remaining term of the employment agreement. In addition, ES Bancshares, Inc. or Empire State Bank (as applicable) would provide, at no cost to the executive, continued life, health, and dental coverage for the remaining term of the employment agreement.

Under Messrs. Costa and Guarnieri’s employment agreements, the executive would be entitled to receive a tax indemnification payment if the change in control payments trigger excise taxes under Sections 280G and 4999 of the Code. For Mr. Macchia, all payments made in connection with a change in control will be reduced to the extent necessary to avoid excise taxes under Sections 280G and 4999 of the Code.

The employment agreements also provide for a disability benefit equal to 100% of an executive’s base salary payable for up to one year. Disability payments are reduced by any disability benefits provided by a policy or program sponsored by ES Bancshares, Inc. or Empire State Bank.

Transactions With Certain Related Persons

We follow the policy of granting loans (including commercial, residential and consumer loans) to our directors, officers, employees and entities with which they are affiliated. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features. Federal law requires that all loans to such persons be made on terms and conditions comparable to those for similar transactions with non-affiliates. Loans by Empire State Bank to all of its respective directors and executive officers and affiliates of such persons, including outstanding balances and commitments, totaled approximately $3.56 million at December 31, 2009, which was approximately 37.5% of our stockholders’ equity at that date. At December 31, 2009, there were no loans by us to any of our directors or executive officers (or any affiliate of such director or executive officer) made at preferential rates or terms which in the aggregate exceeded $120,000 during the two years ended December 31, 2009.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Our Board of Directors has appointed Crowe Horwath LLP to be our independent registered public auditing firm for the year ending December 31, 2010. Representatives of Crowe Horwath LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

The aggregate fees included in the Audit Fees category were fees billed for the years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$75,500	$75,750
Audit-Related Fees	19,284	5,000
Tax Fees	13,000	13,505
All Other Fees	—	—

Audit Fees

The aggregate fees payable to Crowe Horwath LLP for professional services rendered for the audit of our annual financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Crowe Horwath LLP in connection with statutory and regulatory filings and engagements were $75,500 for the year ended December 31, 2009 and were $75,750 for the year ended December 31, 2008.

Audit-Related Fees

There were $ 19,284 of audit-related fees for the year ended December 31, 2009 and $5,000 of audit-related fees for the year ended December 31, 2008.

Tax Fees

Tax fees of $13,000 for the year ended December 31, 2009 and $13,505 for the year ended December 31, 2008 were paid for services related to tax compliance and tax planning.

All Other Fees

There were no other fees billed to us by Crowe Horwath LLP for services other than those described above for the year ended December 31, 2009 and December 31, 2008, respectively.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Crowe Horwath LLP. The Audit Committee concluded that the performance of such services will not affect the independence of Crowe Horwath LLP in performing its function as our independent auditor.

The Audit Committee preapproves all audit and permissible non-audit services to be provided by our independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

Stockholder proposals intended to be presented at our next annual meeting must be received by the Secretary at our executive office, located at 68 North Plank Road, Newburgh, New York 12550, no earlier than January 6, 2011 and no later than February 5, 2011. A stockholder’s notice of a proposal to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of our Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

INCLUSION OF STOCKHOLDER PROPOSALS IN PROXY STATEMENT

In order to be eligible for inclusion in our proxy materials for our 2011 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 68 North Plank Road, Newburgh, New York 12550, no later than January 6, 2011. If the date of the 2011 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in our proxy materials), our articles of incorporation and Bylaws and federal law.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. If, however, any other matter should properly come before the Meeting, it is intended the Board of Directors, as proxy for the stockholder, will act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

Newburgh, New York

April 9, 2010

REVOCABLE PROXY	REVOCABLE PROXY

ES Bancshares, Inc.

ANNUAL MEETING OF STOCKHOLDERS

May 6, 2010

The undersigned hereby appoints the Board of Directors of ES Bancshares, Inc. (the “Company”) with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at our New Paltz branch office located at 275 Main Street, New Paltz, New York 12561, on Thursday, May 6, 2010 at 4:00 p.m. and at any and all adjournments and postponements thereof.

I.	The election as directors of all nominees listed below (except as marked to the contrary)

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY	☐	FOR ALL EXCEPT
			FOR ALL NOMINEES		(See instructions below)

INSTRUCTION:	To withhold your vote for any individual nominee, strike a line in through that nominee’s name below.

ANDREW G. FINKLESTEIN	GALE L. FOSTER

THOMAS D. WEDDELL	DAVID N. MESCHES, M.D.

II.	The ratification of the appointment of Crowe Horwath LLP as our independent registered public auditing firm for the year ending December 31, 2010.

                    ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE IN EQUAL PROPORTION, AND FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC AUDITING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The Board of Directors recommends a vote “FOR” the election of the nominees listed above and “FOR” the ratification of the appointment of the independent registered public auditing firm.

(Continued and to be SIGNED on Reverse Side)

THIS PROXY IS SOLICITED ON BEHALF OF THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS

This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of ES Bancshares, Inc. at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney and proxy for the undersigned shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and Annual Report to Stockholders.

Dated:
Signature of Stockholder(s)

Please sign exactly as your name(s) appear(s) on the address label of the envelope in which these forms have been enclosed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, at least one holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE